UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2014

Advanced Drainage Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36557	51-0105665
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio 43026	43026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 658-0050

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously announced, Advanced Drainage Systems, Inc.’s (the “Company”) Chairman and Chief Executive Officer, Joseph A. Chlapaty, and Chief Financial Officer, Mark B. Sturgeon, will be presenting at the 2014 RBC Capital Markets Global Industrials Conference in Las Vegas, Nevada on Wednesday, September 10, 2014 at 3:40 p.m. ET. A copy of the Company’s slides forming the basis of the presentation is being furnished as Exhibit 99.1 and hereby incorporated by reference. In addition, a live webcast of the presentation will be accessible via the “Events Calendar” section of the Company’s Investor Relations website, www.investors.ads-pipe.com. An archived version of the webcast will be available for 90 days following the call.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is being furnished as part of this report:

Exhibit	Description

99.1	Advanced Drainage Systems, Inc. Presentation Slides, 2014 RBC Capital Markets Global Industrials Conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: September 9, 2014	By:	/s/ Mark B. Sturgeon
Name: Mark B. Sturgeon
Title: EVP, CFO, Secretary & Treasurer